Exhibit 3.1(c)(i)

                            ARTICLES OF INCORPORATION

                                       OF

                          AMERICAN CHECK EXCHANGE, INC.


     KNOW ALL MEN BY THESE PRESENTS:

               That we, the undersigned, having associated ourselves together for the purpose of forming a corporation under and by virtue of the laws of the State of Arizona, do hereby adopt the following original Articles of Incorporation:
                                    ARTICLE I

               The name of the corporation shall be AMERICAN CHECK
     EXCHANGE, INC.
                                   ARTICLE II

               The names and addresses of each of the incorporators are as follows:

               David Michel             3400 E. Thomas Road
                                        Phoenix, Arizona  85018

               Karl Jeffrey Erhart      3300 N. Central, #1400
                                        Phoenix, Arizona  85012

                                   ARTICLE III

               The purposes for which this corporation is organized include the transaction of any and all lawful business for which a corporation may be incorporated under the laws of the State of Arizona, as presently existing or hereafter amended.

               The character of business which the corporation initially intends actually to conduct in the State of Arizona is check cashing and providing other financial services to customers.

                                   ARTICLE IV

               The aggregate authorized stock of the corporation shall be 1,000,000 shares of $0.25 par value.

                                    ARTICLE V

               The number of directors constituting its initial board of directors is one. The name and address of the person who is to serve as such director until the first annual meeting of the stockholders, or until his successors have been elected and qualified, is:

               David Michel             3400 E. Thomas Road
                                        Phoenix, Arizona  85018

                                   ARTICLE VI

               This corporation does hereby appoint PAUL E. GILBERT, whose address is 3300 North Central Avenue, Suite 1400, Phoenix, Arizona 85012, for its initial statutory agent in and for the State of Arizona, for and on behalf of this corporation, to accept and acknowledge service of and upon whom may be served all necessary process or processes in any action, suit or proceeding that may be brought against said corporation in any of the courts of the said State of Arizona, such service of process or notice, and the acceptance thereof by said agent, to have the same effect as if served upon the corporation.

               IN WITNESS WHEREOF, we hereto affix our signatures this 2nd day of November, 1982.

                                   /s/ DAVID MICHEL
                                   -----------------------------------

                                   /s/ KARL JEFFREY ERHART
                                   -----------------------------------

     STATE OF ARIZONA    )
                         )  ss.
     County of Maricopa  )

               On this, the 2nd day of November, 1982, before me, the undersigned Notary Public, personally appeared DAVID MICHEL, known to me to be the person whose name is subscribed to the within instrument and acknowledged that he executed the same for the purposes therein contained.
               IN WITNESS WHEREOF, I hereunto set my hand and official seal.

                                   [signature illegible]
                                   -------------------------
     Notary Public


     My Commission Expires:

     MARCH 17, 1983
     -----------------------------------

     STATE OF ARIZONA    )
                         )  ss.
     County of Maricopa  )

               On this, the 2nd day of November, 1982, before me, the undersigned Notary Public, personally appeared KARL JEFFREY ERHART, known to me to be the person whose name is subscribed to the within instrument and acknowledged that he executed the same for the purposes therein contained.
               IN WITNESS WHEREOF, I hereunto set my hand and official
     seal.
                                   [signature illegible]
                                   -------------------------
     Notary Public


     My Commission Expires:

     MARCH 17, 1983
     -------------------------

                                November 2, 1982




     Arizona Corporation Commission
     P.O. Box 6019
     Phoenix, AZ  85005

     RE:  American Check Exchange, Inc.

               I, Paul E. Gilbert, having been designated to act as Statutory Agent, hereby consent to act in that capacity until renewal or resignation is submitted in accordance with the Arizona Revised Statutes.

                                   /s/ Paul E. Gilbert
                                   -------------------------
                                       Paul E. Gilbert





     NYFS06...:\47\41847\0008\1710\ARTD116P.550